SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

STAR MARITIME ACQUISITION CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-2873585
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

c/o Schwartz & Weiss, P.C., 457 Madison Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates: 333-125662

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange

Common Stock, par value $0.0001 per share	American Stock Exchange

Common Stock Purchase Warrants	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.    Description of Registrant's Securities to be Registered.

A description of the units, common stock and warrants to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in the Registrant’s Form S-1 Registration Statement, No. 333-125662 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on June 9, 2005 and is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.    Exhibits.

Exhibit No.	Description
3.1*	Certificate of Incorporation.
3.2*	By-laws.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Common Stock Certificate.
4.3*	Specimen Warrant Certificate.
4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

* Incorporated by reference to the exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STAR MARITIME ACQUISITION CORP.

Date: November 23, 2005	By: /s/ Prokopios (Akis) Tsirigakis
Name: Prokopios (Akis) Tsirigakis
Title: Chairman, Chief Executive Officer and President